Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is dated as of October 23, 2026, between CBL International Limited, a Cayman Islands exempted company (the “Company”), and the purchaser identified on the signature page hereto (including its successors and permitted assigns, the “Purchaser”).

WHEREAS, the Company is a holding company whose Subsidiaries are engaged in the provision of marine fuel logistics services, and its Class B Ordinary Shares (as defined below) are listed on the Nasdaq Capital Market under the symbol “BANL”; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell and issue to the Purchaser, and the Purchaser desires to purchase from the Company, certain number of Class B Ordinary Shares, and the Company desires to grant to the Purchaser an option to subscribe for additional Class B Ordinary Shares, in each case as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means an action, suit, inquiry, notice of violation, proceeding or investigation before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Class B Ordinary Shares” shall have the meaning ascribed to such term in Section 2.1.

“Business Day” means any day other than Saturday, Sunday or any day on which banking institutions in Hong Kong, Kuala Lumpur, Malaysia or New York, New York are authorized or required by law or other governmental action to remain closed.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Date”, “Exercise Notice” and “Aggregate Exercise Price” shall have the respective meanings ascribed to such terms in Section 2.4(c).

“Exercise Period” shall have the meaning ascribed to such term in Section 2.4(a).

“Exercise Price” shall have the meaning ascribed to such term in Section 2.4(b).

“Group” means the Company and its Subsidiaries.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-up Period” shall have the meaning ascribed to such term in Section 4.2.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Option” and “Option Shares” shall have the respective meanings ascribed to such terms in Section 2.4(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registrable Securities” shall have the meaning ascribed to such term in Section 4.3(i).

“Regulation S” means Regulation S promulgated by the Commission under the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Resale Registration Statement” shall have the meaning ascribed to such term in Section 4.3(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale of Class B Ordinary Shares. Upon the terms and subject to the conditions set forth herein, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell and issue to the Purchaser, the number of Class B ordinary shares of a par value of US$0.0013 each of the Company (the “Class B Ordinary Shares”) for the aggregate purchase price (the “Purchase Price”) as set forth in Schedule I hereto opposite the headings “Purchased Shares” and “Purchase Price”, respectively. The Class B Ordinary Shares issued to the Purchaser pursuant to this Agreement shall be referred to herein as the “Purchased Shares”.

2.2 Closing.

(a) Closing. Subject to Section 2.3, the closing of the purchase and sale of the Purchased Shares hereunder (the “Closing”, and the date of Closing, the “Closing Date”) pursuant to Section 2.1 shall take place remotely via the electronic exchange of documents and signatures as soon as possible after the execution of this Agreement and the satisfaction or waiver of the conditions set forth in Section 2.3, and in any event no later than October 31, 2026 (or such other later date as the Company and the Purchaser may mutually agree upon).

(b) Payment and Delivery. On the Closing Date, the Purchaser shall pay its Purchase Price to the Company in U.S. dollars by wire transfer of immediately available funds to the Company’s bank account pursuant to the wire instructions set forth in Schedule II attached hereto (or by such other method mutually agreeable to the Company and the Purchaser), and, against receipt of the Purchase Price, the Company shall instruct its transfer agent to record the Purchased Shares in book-entry form in the name of the Purchaser, subject to the restrictive legends contemplated by Section 4.4.

2.3 Closing Conditions.

(a) The obligation of the Company to sell, issue and deliver the Purchased Shares to the Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may only be waived in writing by the Company in its sole discretion:

(i) the accuracy in all material respects of the representations and warranties of the Purchaser contained herein when made and on the Closing Date;

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing shall have been performed; and

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(iii) no law, rule, regulation, order, judgment or injunction of any court or governmental authority of competent jurisdiction shall be in effect that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

(b) The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may only be waived in writing by the Purchaser in its sole discretion:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) of the representations and warranties of the Company contained herein when made and on the Closing Date (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed;

(iii) the execution, delivery and performance by the Company of this Agreement shall have been approved by the Board of Directors;

(iv) the Company shall have submitted to Nasdaq a Listing of Additional Shares (LAS) Notification Form in respect of the Purchased Shares not less than fifteen (15) calendar days prior to the Closing Date, and Nasdaq shall not have objected to the issuance or listing of the Purchased Shares or the Option Shares; and

(v) no law, rule, regulation, order, judgment or injunction of any court or governmental authority of competent jurisdiction shall be in effect that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

2.4 Option.

(a) Grant of Option. In consideration of the Purchaser’s subscription for the Purchased Shares and without any additional payment by the Purchaser, the Company hereby grants to the Purchaser, subject to and effective upon the Closing, an option (the “Option”) to subscribe for up to the number of Class B Ordinary Shares set forth opposite the heading “Option Shares” in Schedule I hereto (the Class B Ordinary Shares issued or issuable upon exercise of the Option, the “Option Shares”), at the Exercise Price. The Option may be exercised in whole or in part, on one or more occasions, at any time during the period commencing on the Closing Date and ending at 5:00 p.m. (New York City time) on the date that is nine (9) months after the Closing Date (the “Exercise Period”). To the extent not exercised by the end of the Exercise Period, the Option shall automatically lapse and be of no further force or effect.

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(b) Exercise Price. The exercise price per Option Share shall be the amount set forth opposite the heading “Exercise Price” in Schedule I hereto, subject to adjustment pursuant to Section 2.4(f) (the “Exercise Price”).

(c) Exercise Procedure. The Purchaser may exercise the Option by delivering to the Company a written notice (an “Exercise Notice”) specifying the number of Option Shares to be subscribed for. The “Exercise Date” shall be the date on which the Exercise Notice is delivered to the Company in accordance with Section 5.4. An Exercise Notice, once delivered, shall be irrevocable. Within three (3) Business Days after the Exercise Date, the Purchaser shall pay to the Company the Exercise Price multiplied by the number of Option Shares specified in the Exercise Notice (the “Aggregate Exercise Price”) in U.S. dollars by wire transfer of immediately available funds to the Company’s bank account set forth in Schedule II attached hereto. Within three (3) Business Days after receipt of the Aggregate Exercise Price, the Company shall instruct its transfer agent to record the applicable Option Shares in book-entry form in the name of the Purchaser, subject to the restrictive legends contemplated by Section 4.4. The Option may be exercised only for cash, and the Purchaser shall not be entitled to any “cashless” or “net” exercise.

(d) Nasdaq Limitation. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to issue any Option Shares, and the Purchaser shall not be entitled to exercise the Option, to the extent that such issuance (together with any other issuance of securities of the Company that would be aggregated therewith under the rules of Nasdaq) would require the approval of the shareholders of the Company under the rules of Nasdaq, unless such approval has been obtained or the Company is otherwise exempt from such requirement, including by following home country practice in accordance with Nasdaq Rule 5615(a)(3).

(e) Beneficial Ownership Limitation. The Purchaser shall not be entitled to exercise the Option to the extent that, after giving effect to such exercise, the Purchaser (together with its Affiliates and any other Persons whose beneficial ownership would be aggregated with that of the Purchaser for purposes of Section 13(d) of the Exchange Act) would beneficially own more than 19.99% of the Class B Ordinary Shares outstanding immediately after giving effect to such exercise. The Purchaser may waive the foregoing limitation only by written notice to the Company, which waiver shall not become effective until the sixty-first (61st) day after delivery of such notice.

(f) Adjustments. If, at any time after the date hereof and prior to the expiration of the Exercise Period, the Company subdivides or consolidates the Class B Ordinary Shares, pays a dividend or makes a distribution in Class B Ordinary Shares, or effects any reclassification or similar transaction affecting the Class B Ordinary Shares, the number of Option Shares then remaining subject to the Option and the Exercise Price shall be proportionately adjusted so that the Purchaser shall be entitled, upon exercise and payment of the same aggregate Exercise Price, to the same proportionate interest as it would have had if the Option had been exercised immediately prior to such event.

(g) Reservation of Shares. For so long as the Option remains outstanding, the Company shall keep available out of its authorized but unissued share capital a sufficient number of Class B Ordinary Shares to permit the issuance of all Option Shares then issuable upon exercise of the Option.

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(h) No Transfer; No Shareholder Rights. The Option may not be sold, assigned, transferred, pledged or otherwise disposed of, in whole or in part, except to an Affiliate of the Purchaser with the prior written consent of the Company and subject to such Affiliate agreeing in writing to be bound by the terms of this Agreement. The Option shall not entitle the Purchaser to any voting, dividend or other rights of a shareholder of the Company in respect of any Option Shares until such Option Shares have been issued to the Purchaser.

(i) Application of Other Provisions. The representations and warranties of the Purchaser set forth in Section 3.2 shall be deemed to be repeated as of each Exercise Date and the date of issuance of the applicable Option Shares, with references to the Purchased Shares being deemed to include such Option Shares. Upon issuance, the Option Shares shall be treated as Purchased Shares for purposes of Sections 4.2, 4.3, 4.4 and 4.5; provided that the Lock-up Period applicable to the Option Shares shall end on the same date as the Lock-up Period applicable to the Purchased Shares issued at the Closing. The Purchaser acknowledges that the holding period under Rule 144 for any Option Shares will commence on the date on which such Option Shares are issued and fully paid.

(j) Registration of Option Shares. The Option Shares shall constitute Registrable Securities, and the Company shall register the resale of the Option Shares in accordance with Section 4.3. The Purchaser may deliver no more than two (2) Registration Requests in the aggregate under this Agreement in respect of all of its Registrable Securities, including the Option Shares. Each Registration Request shall specify the Registrable Securities to be registered thereunder, and the Company may satisfy its obligations in respect of a second Registration Request by filing a new registration statement or, where permitted, an amendment or supplement to an existing registration statement. References in this Agreement to the Resale Registration Statement shall include each registration statement filed pursuant to a Registration Request.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Subject to such exceptions as may be specifically set forth in the disclosure schedule delivered by the Company to the Purchaser as of the date hereof and attached hereto as Schedule III (the “Disclosure Schedule”), the Company hereby makes the following representations and warranties to the Purchaser:

(a) Subsidiaries. Except as disclosed in Section 3.1(a) of the Disclosure Schedule, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective memorandum and articles of association or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity, to the extent the concept of good standing applies, in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the sale and issuance of the Purchased Shares, the grant of the Option, the issuance of the Option Shares upon exercise thereof and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s memorandum and articles of association or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(e) Consents and Approvals. The Company is not required to obtain any prior consent, waiver, authorization or order of, or make any prior filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than approval(s) by resolutions of the Board of Directors (collectively, the “Required Approvals”).

(f) Valid Issuance. The Purchased Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof), free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement. The Option Shares, when issued and paid for upon exercise of the Option in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Restricted Securities. The Purchaser (i) understands that the Purchased Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, (ii) is acquiring the Purchased Shares as principal for its own account and not with a view to or for distributing or reselling such Purchased Shares or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such Purchased Shares in violation of the Securities Act or any applicable state securities law, (iv) has no direct or indirect arrangements or understandings with any other persons to distribute or regarding the distribution of such Purchased Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Purchased Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws), and (v) is acquiring the Purchased Shares hereunder in the ordinary course of its business.

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(c) Purchaser Status. At the time the Purchaser was offered the Purchased Shares, it was, as of the date hereof it is, and on the Closing Date it will be, either (A) an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, or (B) not a U.S. Person (as defined in Rule 902(k) of Regulation S), and the Purchaser has indicated on its signature page hereto the category in which it falls. The Purchaser acknowledges that the Company is relying on Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D promulgated thereunder, Regulation S and/or another available exemption from the registration requirements of the Securities Act, in each case in reliance upon the accuracy of the representations and warranties of the Purchaser set forth herein. If the Purchaser is not a U.S. Person, the Purchaser further (i) acknowledges that the Purchased Shares shall bear (or, in the case of book-entry shares, be subject to) a customary restrictive legend restricting the offer, sale or transfer of any Purchased Shares except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by the Purchaser of the Purchased Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act, (iii) represents that the offer to purchase the Purchased Shares was made to the Purchaser outside of the United States, and the Purchaser was, at the time of the offer, is now, and will be, at the time of the sale, outside the United States, (iv) has not engaged in or directed any directed selling efforts (as defined in Rule 902(c) of Regulation S) in the United States with respect to the Purchased Shares, (v) is not a distributor (as defined in Rule 902(d) of Regulation S), (vi) is purchasing the Purchased Shares for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Purchased Shares and has not pre-arranged any sale of the Purchased Shares with any purchaser in the United States, and (viii) is familiar with and understands the terms and conditions and requirements contained in Regulation S, and specifically, without limitation, understands that the statutory basis for the exemption claimed for the sale of the Purchased Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

(d) Experience. The Purchaser is a sophisticated purchaser with knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of the investment in the Purchased Shares. The Purchaser is able to bear the economic risks of an investment in the Purchased Shares and is or will be able to afford a complete loss of such investment. The Purchaser understands and acknowledges that the Company has or may have inside information concerning the Company and its Affiliates including, but not limited to, the short term and long-term plans of the Company and its Affiliates. The Purchaser understands and acknowledges that such information may be indicative of a value of the Purchased Shares that is or may be substantially different than the value reflected in this Agreement and the Company may be unable or unwilling to disclose this information to the Purchaser, even though such information may be material to its decision to purchase the Purchased Shares on the terms set forth herein. With full recognition of the foregoing, and acknowledging that the Company is or may be in possession of material non-public information of the nature described above, and after discussing these matters with its counsel and such other advisors as it deems appropriate, the Purchaser wishes to consummate the transactions contemplated under this Agreement on the terms set forth herein.

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(e) General Solicitation. The Purchaser is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. The Purchaser acknowledges that it has had the opportunity to review this Agreement (including all exhibits and schedules hereto) and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in the Purchased Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales (as defined in Rule 200 of Regulation SHO under the Exchange Act), of the securities of the Company during the period commencing as of the time that the Purchaser first engaged in discussion (written or oral) with the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the Closing Date. The Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transaction contemplated hereunder (including the existence and terms hereof), except on a need-to-know basis to the Purchaser’s representatives, including, without limitation, its and its Affiliates’ officers, directors, partners, legal and other advisors, employees, agents.

(h) Sanctions; Anti-Money Laundering. None of the Purchaser, any of its subsidiaries or, to the knowledge of the Purchaser, any of its directors, officers or beneficial owners is (i) a Person that is, or is owned or controlled by one or more Persons that are, the target of any economic or financial sanctions administered or enforced by the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom, Hong Kong or Malaysia (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions. The funds used by the Purchaser to pay the Purchase Price are not derived from any unlawful activity, and the Purchaser is in compliance in all material respects with all applicable anti-money laundering laws.

(i) Independent Investment Decision; No Group. The Purchaser has independently evaluated the merits of its decision to purchase the Purchased Shares. The Purchaser is not acting as a member of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with any other Person with respect to the acquisition, holding, voting or disposition of any securities of the Company.

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(j) Regulatory Approvals. No consent, approval, authorization, order, filing or registration of or with any governmental authority is required to be obtained or made by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement, other than any filings required under Section 13(d) or Section 13(g) of the Exchange Act.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Certain Transactions, Confidentiality and Public Disclosure. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information provided to the Purchaser. The Company shall, promptly following the date hereof, furnish to the Commission a report on Form 6-K disclosing the material terms of the transactions contemplated hereby, and may file this Agreement as an exhibit thereto. The Purchaser consents to the disclosure of its name, the number of Purchased Shares and Option Shares and the other terms of this Agreement in such report and in any other filing or announcement required under applicable law or the rules of Nasdaq.

4.2 Lock-up. The Purchaser agrees that it will not, during the period commencing on the date hereof and ending on the 180th day after the Closing Date (the “Lock-up Period”), without the prior written consent of the Company, (i) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Purchased Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchased Shares, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The foregoing shall not apply to the transfer of any Purchased Shares to an Affiliate of the Purchaser, provided that (x) such Affiliate agrees in writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of this Agreement (including this Section 4.2) for the remainder of the Lock-up Period, (y) the Purchaser shall remain liable for any breach of this Section 4.2 by such Affiliate, and (z) such Affiliate shall transfer such Purchased Shares back to the Purchaser prior to ceasing to be an Affiliate of the Purchaser. The Company may impose stop-transfer instructions with respect to the Purchased Shares during the Lock-up Period. The Purchaser further understands that the provisions of this Section 4.2 shall be binding upon the Purchaser’s legal representatives, successors and assigns. Any Option Shares issued upon exercise of the Option during the Lock-up Period shall be subject to this Section 4.2 for the remainder of the Lock-up Period, and the Option may not be transferred except as provided in Section 2.4(h).

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4.3 Registration Rights. The Company hereby grants to the Purchaser the registration rights set forth in this Section 4.3, which shall become exercisable only following the expiration of the Lock-up Period.

(a) Resale Registration. Within thirty (30) days after the later of (i) the expiration of the Lock-up Period and (ii) the Company’s receipt of a written request from the Purchaser to register the resale of its Registrable Securities (a “Registration Request”), the Company shall use its commercially reasonable efforts to prepare and file with the Commission a registration statement on Form F-3 (or, if the Company is not then eligible to use Form F-3, on Form F-1 or such other form as is then available) providing for the resale by the Purchaser of the Registrable Securities specified in such Registration Request on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Resale Registration Statement”), and shall use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. The Company may satisfy its obligations under this Section 4.3(a) by including the Registrable Securities in a registration statement that also covers securities held by other holders of securities of the Company, or by filing a prospectus supplement to an effective registration statement of the Company that may be used for such resale. The Purchaser may deliver no more than two (2) Registration Requests in the aggregate under this Agreement, as further provided in Section 2.4(j).

(b) No Registration During the Lock-up Period. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file, or to cause to become effective, any registration statement covering any Registrable Securities prior to the expiration of the Lock-up Period.

(c) Effectiveness Period. The Company shall use its commercially reasonable efforts to keep the Resale Registration Statement continuously effective until the earliest of (i) the date on which all Registrable Securities covered thereby have been sold, (ii) the date on which all Registrable Securities held by the Purchaser may be sold without registration pursuant to Rule 144 without volume or manner-of-sale limitations under Rule 144, and (iii) the date that is three (3) years after the initial effective date of the Resale Registration Statement.

(d) Reserved.

(e) Purchaser Information. The Purchaser shall furnish to the Company such information regarding the Purchaser, the Registrable Securities held by it and the intended method of disposition thereof as the Company may reasonably request in connection with the Resale Registration Statement, and the Company shall not be required to include the Registrable Securities of the Purchaser in the Resale Registration Statement if the Purchaser fails to furnish such information within ten (10) Business Days after the Company’s request.

(f) Expenses. All registration and filing fees, Nasdaq fees, printing expenses and fees and disbursements of counsel and independent registered public accountants of the Company incurred in connection with the Resale Registration Statement shall be borne by the Company. All underwriting discounts, selling commissions, brokerage fees and stock transfer taxes applicable to the sale of Registrable Securities, and the fees and expenses of any counsel or other advisers to the Purchaser, shall be borne by the Purchaser.

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(g) Indemnification. The Company shall indemnify and hold harmless the Purchaser, its directors and officers and each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act) against any losses, claims, damages and liabilities (including reasonable attorneys’ fees) arising out of any untrue statement of a material fact contained in the Resale Registration Statement or any prospectus included therein, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent arising out of information furnished in writing by or on behalf of the Purchaser expressly for use therein. The Purchaser shall indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) against any such losses, claims, damages and liabilities to the extent arising out of information furnished in writing by or on behalf of the Purchaser expressly for use therein; provided that the liability of the Purchaser under this Section 4.3(g) shall not exceed the net proceeds received by the Purchaser from the sale of Registrable Securities under the Resale Registration Statement.

(h) Exclusive Rights. The rights set forth in this Section 4.3 are the sole registration rights of the Purchaser with respect to the Purchased Shares. Without limiting the foregoing, the Purchaser shall not be entitled to any demand, “piggy-back” or underwritten offering registration rights.

(i) Registrable Securities. For purposes of this Agreement, “Registrable Securities” means the Purchased Shares, any Option Shares and any securities issued or issuable with respect thereto by way of share dividend, share split, share consolidation, recapitalization, merger, amalgamation or similar event; provided that any such security shall cease to be a Registrable Security upon the earliest of (i) its sale pursuant to an effective registration statement or Rule 144, (ii) its transfer to any Person other than an Affiliate of the Purchaser that has become bound by this Agreement in accordance with Section 4.2, and (iii) the date on which it may be sold by the holder thereof without registration pursuant to Rule 144 without volume or manner-of-sale limitations and without the requirement for the Company to be in compliance with Rule 144(c)(1).

(j) Transfer of Rights. The rights of the Purchaser under this Section 4.3 may not be assigned or transferred, except to an Affiliate of the Purchaser to which Purchased Shares are transferred in compliance with Section 4.2.

4.4 Legends; Rule 144. The Purchased Shares and any Option Shares shall bear (or, in the case of book-entry shares, be subject to) a restrictive legend substantially in the following form, together with any other legend required under applicable law: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN OFFERED AND SOLD IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN ACCORDANCE WITH REGULATION S, PURSUANT TO RULE 144 OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES ARE ALSO SUBJECT TO A LOCK-UP UNDER A SHARE PURCHASE AGREEMENT WITH THE ISSUER.” Following the expiration of the Lock-up Period, upon the request of the Purchaser, the Company shall use its commercially reasonable efforts to cause such legend to be removed, at the Company’s cost (other than the fees and expenses of any counsel to the Purchaser), if the Purchased Shares are sold pursuant to an effective registration statement or Rule 144, or may be sold pursuant to Rule 144 without volume or manner-of-sale limitations, subject to the receipt by the Company and its transfer agent of customary representations from the Purchaser (and its broker, if applicable). For so long as the Purchaser holds Registrable Securities, the Company shall use its commercially reasonable efforts to timely file all reports required to be filed by it under the Exchange Act so as to enable the Purchaser to sell the Purchased Shares pursuant to Rule 144.

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4.5 Beneficial Ownership Reporting. The Purchaser shall be solely responsible for making, on a timely basis, any filings required of it under Section 13(d) or Section 13(g) of the Exchange Act or any other applicable law as a result of its acquisition or ownership of the Purchased Shares, and the Company shall reasonably cooperate with the Purchaser by providing information concerning the number of its issued and outstanding shares.

4.6 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Purchased Shares and any Option Shares for working capital and general corporate purposes of the Group.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. In the event that the Closing shall not have occurred by December 31, 2026 (the “Outside Date”), either the Company or the Purchaser may terminate this Agreement by written notice to the other; provided that the right to terminate this Agreement under this Section 5.1 shall not be available to any party whose breach of this Agreement has been the principal cause of the failure of the Closing to occur by the Outside Date. No termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to such termination, and the confidentiality obligations under Section 4.1 and Sections 5.2, 5.9 and 5.10 shall survive any such termination.

5.2 Fees and Expenses. Each party shall pay fees and expenses, by itself, of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3 Entire Agreement. The Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Kuala Lumpur time) on a Business Day, (b) the next Business Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Kuala Lumpur time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by internationally recognized courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). Without prior written consent of the Company, the Purchaser may not assign any or all of its rights or obligations under this Agreement to any Person.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

5.10 Dispute Resolution. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference into this Section 5.10. The seat of arbitration shall be Singapore. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English. Any award of the arbitral tribunal shall be final and binding upon the parties. Nothing in this Section 5.10 shall prevent any party from seeking interim or injunctive relief, including specific performance pursuant to Section 5.14, from any court of competent jurisdiction.

5.11 Survival. The representations and warranties contained herein shall terminate and be without further force or effect on the Closing Date. The covenants and agreements of the parties contained herein that by their terms are to be performed after the Closing (including Section 2.4 and Sections 4.2 through 4.5) shall survive the Closing in accordance with their respective terms.

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5.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(Signature Pages Follow)

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[SIGNATURE PAGES TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CBL International Limited

By:	/s/ Teck Lim Chia
Name:	Teck Lim Chia
Title:	Chairman and Chief Executive Officer

Address for Notice: Level 23-2, Menara Permata Sapura, Kuala Lumpur City Centre, 50088 Kuala Lumpur, Malaysia
E-Mail:

[SIGNATURE PAGES TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: [●]

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: [●]

Title of Authorized Signatory: [●]

Email Address of Authorized Signatory: [●]

Address for Notice to Purchaser: [●]

Address for Issuance of Purchased Shares to Purchaser (if not same as address for notice): [●]

Purchaser Status (check all that apply): ☐ Accredited investor (Rule 501(a)) ☐ Qualified institutional buyer (Rule 144A(a)) ☐ Non-U.S. Person (Regulation S)

Schedule I

Purchase Price: US$424,000 (being US$2.12 per Purchased Share)

Purchased Shares: 200,000 Class B Ordinary Shares

Option Shares: 100,000 Class B Ordinary Shares

Exercise Price: US$3.18 per Option Share